Exhibit 24(a)
                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of OLIN CORPORATION, a Virginia corporation (the 'Corporation'), which needs to file from time to time with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended (the 'Act'), a Registration Statement on Form S-8 with respect to the registration under said Act of shares of Common Stock of the Corporation to be issued, acquired or distributed under either the Olin Corporation Contributing Employee Ownership Plan, as amended from time to time, the 1980 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries, as amended from time to time, the 1988 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries, as amended from time to time, the Olin Corporation Performance Unit Plan, as amended from time to time, Olin Performance Compensation and Incentive Compensation and Deferral Plans (including the EVA Incentive Plan and the Olin Senior Management Incentive Compensation Plan), as amended from time to time, Olin 1991 Long Term Incentive Plan, as amended from time to time, Olin Corporation 1994 Stock Plan for Non-employee Directors, as amended from time to time, the 1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries, as amended from time to time, or the 1997 Stock Plan for Non-employee Directors, as amended from time to time, and/or interests in any of said Plans, hereby constitutes and appoints J.M. Jackson, Jr., J.M. Pierpont and A.W. Ruggiero, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign said Registration Statement and any and all future amendments thereto and to file said Registration Statement and each such future amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals this 9th day of December, 1996.

         Signature                              Title


Donald W. Griffin
-----------------                  Chairman of the Board, President and
Donald W. Griffin                    Chief Executive Officer
                                     (Principal Executive Officer)

Richard E. Cavanagh
-------------------                Director
Richard E. Cavanagh

William W. Higgins
------------------                 Director
William W. Higgins

Suzanne D. Jaffe
----------------                   Director
Suzanne D. Jaffe

John W. Johnstone, Jr.
----------------------             Director
John W. Johnstone, Jr.

Jack D. Kuehler
---------------                    Director
Jack D. Kuehler

H. William Lichtenberger
------------------------           Director
H. William Lichtenberger


-------------------------          Director
G. Jackson Ratcliffe, Jr.

William L. Read
---------------                    Director
William L. Read

John P. Schaefer
----------------                   Director
John P. Schaefer


-------------------                Senior Vice President and
Anthony W. Ruggiero                  Chief Financial Officer
                                     (Principal Financial Officer)

----------------                   Controller
Louis S. Massimo                     (Principal Accounting Officer)


                                                         Exhibit 24(b)

                                OLIN CORPORATION

     I, Joseph P. Lacerenza, Assistant Secretary of Olin Corporation, a Virginia corporation, hereby certify that the following resolution is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of Olin Corporation, duly held December 9, 1996, at which a quorum was present and voting thoughout, and that such resolution has not been rescinded or modified and remains in full force and effect:

             RESOLVED that A.W. Ruggiero, J.M. Pierpont and J.M. Jackson, Jr., be, and each of them with full power to act without the others, hereby is, authorized to sign the Registration Statement, on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for the Principal Executive Officer and/or the Principal Financial Officer and/or the Principal Accounting Officer of the Corporation and/or any other officer of the Corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed the seal of Olin Corporation, this tenth day of December, 1996.

                                           Joseph P. Lacerenza
                                           -------------------
                                           Joseph P. Lacerenza
                                           Assistant Secretary